As filed with the Securities and Exchange Commission on July 18, 2011

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REPROS THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0233274
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal executive offices)

REPROS THERAPEUTICS INC.  2011 EQUITY INCENTIVE PLAN
(Full title of the plan)

JOSEPH S. PODOLSKI
PRESIDENT AND CHIEF EXCUTIVE OFFICE
REPROS THERAPEUTICS INC.
2408 TIMBERLOCH, SUITE B-7
THE WOODLANDS, TX 77380
(281) 719-3400
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

JEFFREY R. HARDER, ESQ.
WINSTEAD PC
24 WATERWAY AVENUE, SUITE 500
THE WOODLANDS, TX 77380
(281) 681-5931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
2011 Equity Incentive Plan	2,000,000	$5.925	$10,495,491	(3)	$1,220

(1)
Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of common stock issuable under the terms of the Repros Therapeutics Inc. 2011 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee.

(3)
The proposed maximum aggregate offering price and registration fee are based upon the sum of the products obtained by adding (i) the product of 1,114,823 shares (the number of shares of common stock registered hereby as to which options have been granted under the 2011 Equity Incentive Plan) multiplied by $4.71 (the weighted average exercise prices of such options) and (ii) the product of 885,177 shares (the number of shares of common stock registered hereby as to which options may be granted under the 2011 Equity Incentive Plant) multiplied by $5.925 (the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on July 14, 2011).

EXPLANATORY NOTE

On February 28, 2011, the Board of Directors of Repros Therapeutics Inc. (the “Registrant”) approved the Equity Incentive Plan (the “Plan”) and effective June 1, 2011, the Plan was approved by the shareholders at the Registrant’s annual meeting of shareholders.  This Registration Statement on Form S-8 (the “Registration Statement”)  is being filed for the purpose of registering up to 2,000,000 shares of the Registrant's Common Stock, par value $0.001 per share (the "Common Stock"), to be issued pursuant to the Registrant's 2011Equity Incentive Plan (the "Plan"). This Plan is the successor to previously registered plans under Registration Statements 333-58542 (filed on April 9, 2001) and 333-122343 (filed on January 27, 2005), for offer or sale under the Registrant’s 2000 Non-Employee Director’s Stock Option Plan and 2004 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*           The document(s) containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”), as amended.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(1)           Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(2)           Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2011;

(3)           Current Reports on Form 8-K filed with the Commission January 3, 2011, February 9, 2011, March 4, 2011, March 15, 2011, March 16, 2011, March 18, 2011, March 28, 2011, April 1, 2011, May 2, 2011, May 16, 2011, May 18, 2011, June 3, 2011, June 6, 2011 and June 23, 2011; and

(4)           The description of the Company's Common Stock, par value $0.001 per share, to be offered hereby, is contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 3, 1999, as amended on September 6, 2002, October 30, 2002, June 30, 2005, January 10, 2008, October 10, 2008 and September 9, 2010.

All documents,  filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Registrant maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

The Registrant’s Restated Certificate of Incorporation and Restated Bylaws require it to indemnify its directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Registrant may change the standard of indemnification only to the extent that such amended statute or law permits it to provide broader indemnification rights to its directors. The Registrant must indemnify such officers and employees in the same manner and to the same extent that it is required to indemnify its directors under its Restated Certificate of Incorporation and Restated Bylaws. The Registrant’s Restated Certificate of Incorporation limits the personal liability of a director to it or its stockholders to damages for breach of the director's fiduciary duty. Pursuant to indemnification agreements the Registrant entered into with each of its directors, the Registrant is further required to indemnify its directors to the fullest extent permitted under Delaware law and its Restated Bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under its Restated Certificate and Restated Bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

The above discussion of the Delaware law and the Restated Certificate of Incorporation and Restated Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Restated Certificate of Incorporation and Restated Bylaws.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the 1934  Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on July 18, 2011.

REPROS THERAPEUTICS INC.

By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints Joseph S. Podolski and Katherine A. Anderson, and each of them, his or her true and lawful attorneys-in-fact to sign on his or her behalf, as a director or officer, as the case may be, of the Registrant, this Registration Statement for the purpose of registering under the Securities Act, as amended, shares of the Registrant’s Common Stock, par value, $.001 per share, issuable pursuant to awards granted under the Registrant’s 2011 Equity Incentive Plan, for him or her and in his or her name, place and stead, any or all amendments and any or all post-effective amendments to the Registration Statement whether on Form S-8 or otherwise, and all other documents in connection therewith, to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Joseph S. Podolski	President and Chief Executive	July 18, 2011
Joseph S. Podolski	Officer (Principal Executive Officer) and Director

/s/ Katherine A. Anderson	Chief Accounting Officer	July 18, 2011
Katherine A. Anderson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel F. Cain	Director	July 18, 2011
Daniel F. Cain

/s/ Jean L. Fourcroy	Director	July 18, 2011
Jean L. Fourcroy, M.D., PhD., M.P.H.

/s/ Nola Masterson	Chairman of the Board	July 18, 2011
Nola Masterson

/s/ Jaye Thompson	Director	July 18, 2011
Jaye Thompson, PhD.

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

3.1(a)*	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended ("Registration Statement")).

3.1(b)*
Certificate of Amendment to the Company's Restated Certificate of Incorporation, dated as of May 2, 2006 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission (the "Commission") on May 2, 2006).

3.1(c)*
Certificate of Amendment to the Company's Restated Certificate of Incorporation, as amended, dated as of December 16, 2008 (incorporated by reference to Exhibit 3.1(d) to the Company's Current Report on Form 8-K as filed with the Commission on December 23, 2008).

3.1(d)*
Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Registration Statement on Form 8-A as filed with the Commission on September 3, 1999).

3.1(e)*
Certificate of Amendment to Restated Certificate of Incorporation, dated as of November 18, 2009. Exhibit 3.1(e) to the Company’s Current Report on Form 8-K dated November 19, 2009 is incorporated herein by reference.

3.1(f)*
Certificate of Amendment to Restated Certificate of Incorporation, dated October 14, 2010. Exhibit 3.1(f) to the Company’s Current Report on Form 8-K dated October 14, 2010 is incorporated herein by reference.

3.2*	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement).

4.1**	Repros Therapeutics Inc. 2011 Equity Incentive Plan

5.1**	Opinion of Winstead PC.

23.1**	Consent of Winstead PC (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (set forth in the signature page contained in Part II of this Registration Statement).

*	Incorporated by reference.
**	Filed herewith.